UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2008

MANATRON, INC.
(Exact name of registrant as
specified in its charter)

Commission File Number:  000-15264

Michigan (State or other jurisdiction of incorporation)	38-1983228 (IRS Employer Identification no.)

510 E. Milham Avenue Portage, Michigan (Address of principal executive offices)	49002 (Zip Code)

Registrant's telephone number,
including area code:  (269) 567-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 28, 2008, the Board of Directors (the "Board") of Manatron, Inc. (the "Company"), approved the termination of the Rights Agreement, dated as of June 16, 2007 as amended by Amendment Number One to Rights Agreement dated as of January 14, 2008, between the Company and Registrar and Transfer Company (the "Rights Agreement"). The Rights Agreement is described in the Company's Current Report on Form 8-K filed on June 19, 2007, which is incorporated by reference herein.

In connection with the Board's approval of termination of the Rights Agreement, the Company entered into a Second Amendment to Rights Agreement (the "Amendment"), which changes the final expiration date of the rights issued pursuant to the Rights Agreement (the "Rights") from June 5, 2012 to the Effective Time (as that term is defined in a previously announced merger agreement among the Company, Manatron Intermediate Holdings, Inc. and Manatron Merger Sub, Inc.).

A copy of the Amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03.	Material Modifications to Rights of Security Holders.

The information set forth in each of Item 1.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the termination of the Rights Agreement, on March 28, 2008, the Board adopted and the Company filed with the Michigan Department of Labor and Economic Growth an amendment to its Restated Articles of Incorporation eliminating all references in the Company's Restated Articles of Incorporation to its Series B Preferred Stock. A copy of the Amendment to Articles of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements, Pro Forma Financial Information, and Exhibits.

(d)	Exhibits:

	3.1	Amendment to Articles of Incorporation.

	4.1	Second Amendment to Rights Agreement dated as of March 28, 2008 between Manatron, Inc. and Registrar and Transfer Company.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2008	MANATRON, INC. (Registrant)

	By:	/s/ G. William McKinzie
G. William McKinzie President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Document

3.1	Amendment to Articles of Incorporation.

4.1	Second Amendment to Rights Agreement dated as of March 28, 2008 between Manatron, Inc. and Registrar and Transfer Company.